As filed with the Securities and Exchange Commission on June 15, 2009	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ICON PUBLIC LIMITED COMPANY
(Exact name of Registrant as specified in its charter)

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

ICON plc South County Business Park Leopardstown, Dublin 18 Ireland (353) 1-291-2000 (Address and telephone number of Registrant’s principal executive offices)	CT Corporation System 111 Eighth Avenue New York, New York 10011 (212) 590-9332 (Name, address and telephone number of agent for service)

Copies to:

Ciaran Murray Chief Financial Officer ICON plc South County Business Park Leopardstown, Dublin 18, Ireland (353) 1-291-2000	William M. Hartnett, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 (212) 701-3000

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

          If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities (1)
Convertible Debt Securities (1)
Ordinary Shares (represented by American Depositary Shares) (1)
Total	(1)	(1)	(1)	$11,160(2)

(1) There are being registered hereunder such indeterminate principal amount of debt securities, such indeterminate principal amount of convertible debt securities and such indeterminate number of ordinary shares, represented by American Depositary Shares, which shall have an aggregate initial offering price not to exceed $200,000,000. The aggregate principal amount of the debt securities and/or convertible debt securities may be increased if any debt securities and/or convertible debt securities are issued at an original issue discount by an amount such that the offering price to be received by the registrant shall be equal to the above amount to be registered. The securities registered hereunder also include such indeterminate number of securities as may be issued upon conversion of, or exchange for, the ordinary shares, represented by American Depositary Shares registered hereunder.

(2) Calculated in accordance with Rule 457(r) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

ICON plc

$200,000,000
of
Debt Securities, Convertible Debt Securities and
American Depositary Shares
Representing Ordinary Shares
Offered by ICON plc From Time to Time

          We may offer and sell the securities in any combination from time to time in one or more offerings. This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using the “shelf” registration or continuous offering process. This means:

●
we may offer and sell ordinary shares, par value €0.06 per share, in the form of American Depositary Shares, or ADSs, covered by this prospectus from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus;

●
we may also issue debt securities covered by this prospectus from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus;

●
we may also issue convertible debt securities, which under certain conditions, may be converted into our ordinary shares, in the form of ADSs, covered by this prospectus from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus; and

●
the prospectus supplement will provide specific information about the terms of that offering and the terms of the securities and also may add, update or change information contained in this prospectus.

          On June 12, 2009, the last reported sale price of our ADSs on The Nasdaq National Market, under the symbol “ICLR”, was $21.40 per ADS.

          Investing in our securities involves risks. See the “Risk Factors” on page 7 and the “Risk Factors” contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

          This prospectus is not an offer to sell these securities, nor is it a solicitation of an offer to buy these securities in any state where the offer and sale is not permitted.

          Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

ICON plc
South County Business Park
Leopardstown, Dublin 18
Ireland
(353) 1-291-2000

The date of this prospectus is June 15, 2009.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

          In this prospectus, unless the context otherwise requires, “ICON”, the “Company”, “we”, “us” and “our” refer to ICON plc, a public limited company organized under the laws of Ireland, and its consolidated subsidiaries. The term “securities”, unless the context otherwise requires, shall mean collectively ordinary shares (as represented by American Depositary Shares), debt securities and convertible debt securities.

          This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) utilizing a “shelf” registration process. Under this shelf process, ICON may sell any combination of debt securities, convertible debt securities and/or ordinary shares. Any ordinary shares of ICON, in one or more offerings, will be in the form of American Depositary Shares (which we refer to as “ADSs”) evidenced by American Depositary Receipts (which we refer to as “ADRs”).

          This prospectus only provides a general description of the securities that we may offer. Each time we offer securities we will prepare a prospectus supplement containing specific information about the particular offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplement and the related exhibits filed with the SEC, together with the additional information described under the heading “Incorporation of Documents by Reference.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

          Statements included herein which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, and variations of these words and similar expressions are intended to identify forward-looking statements. The forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, our results could be materially affected. The risks and uncertainties include, but are not limited to, dependence on the pharmaceutical industry and certain clients, the need to regularly win projects and then to execute them efficiently, the challenges presented by rapid growth, competition and the continuing consolidation of the industry, the dependence on certain key executives and other factors identified in the Company’s Securities and Exchange Commission filings. The Company has no obligation under the PSLRA to update any forward-looking statements and does not intend to do so.

ABOUT THE REGISTRANT

ICON

          We are a contract research organization (“CRO”), providing outsourced development services on a global basis to the pharmaceutical, biotechnology and medical device industries. We specialize in the strategic development, management and analysis of programs that support Clinical Development - from compound selection to Phase I-IV clinical studies. We have the operational flexibility to provide development services on a stand-alone basis or as part of an integrated “full service” solution. Our preferred approach is to use dedicated teams to achieve optimum results, but we can implement a range of resourcing models to suit client requirements, and increasingly our teams are flexibly applied to minimize costs for our clients.

          In a highly fragmented industry, we are one of a small number of companies with the capability and expertise to conduct clinical trials in all major therapeutic areas on a global basis. We have the operational flexibility to provide development services on a stand-alone basis or as part of an integrated “full service” solution.

Headquartered in Dublin, Ireland, we began operations in 1990 and have expanded our business through internal growth and strategic acquisitions.

Our ADSs are listed and traded on The Nasdaq National Market under the symbol “ICLR.”

Risks Related to Our Business and Our Securities

          Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 20-F, and in our updates, if any, to those Risk Factors in our periodic reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those Risk Factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Our principal executive offices are located in South County Business Park, Leopardstown, Dublin 18, Ireland and our telephone number is (353) 1-291-2000.

RISK FACTORS

          Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 20-F, and in our updates, if any, to those Risk Factors in our periodic reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those Risk Factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

          The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Year Ending Dec. 31, 2008	Year Ending Dec. 31, 2007	Year Ending Dec. 31, 2006	Period Ending Dec. 31, 2005(1)	Year Ending May 31, 2005 (3)	Year Ending May 31, 2004
Ratio of earnings to fixed charges (2)	19.29x	36.16x	382.53x	525.09x	130.49x	170.21x

(1) 7 month transition period.
(2) For the purposes of calculating the ratio of earning to fixed charges, “earnings” consist of income from operations before taxes, interest and minority interest. “Fixed charges” consist of interest expense and capitalized interest.
(3) Earnings for the year ended May 31, 2005 excludes other one-off operating charges of $11.3 million. These charges related to the recognition of an impairment in the carrying value of our investment in the ICON Central Laboratory, a write-down of certain fixed assets and the lease termination and exit costs associated with the consolidation of some of our U.S. facilities.

USE OF PROCEEDS

          Except as otherwise described in any prospectus supplement, we intend to use the net proceeds from the sale of securities hereunder for general corporate purposes, which may include, among others, capital expenditures, acquisitions, refinancings of indebtedness, working capital and repurchases/redemptions of securities.

CAPITALIZATION

          The following table sets forth, as of December 31, 2008, our cash and cash equivalents, short-term investments, debt and capitalization:

As of December 31, 2008
(in thousands)

Cash and cash equivalents	$58,378

Short-term investments (available for sale)	$42,726

Bank credit lines and loan facilities (1)	$105,379

Shareholders’ equity:
Ordinary Shares, par value €0.06 per share: 100,000,000 shares authorized; 58,518,195 shares issued and outstanding	4,921
Additional paid-in capital	162,057
Accumulated other comprehensive income	3,178
Retained earnings	286,210
Total shareholders’ equity	456,366
Total capitalization	$456,366

(1)
For a discussion of our indebtedness, see “Item 5. Operating and Financial Review and Prospects—Liquidity and Capital Resources” in our Form 20-F for the period ended December 31, 2008, which is incorporated by reference herein.

PRICE RANGE OF ADSs AND DIVIDEND POLICY

          Our ADSs are traded on The Nasdaq National Market under the symbol “ICLR.” A total of 58,574,364 ordinary shares were issued and outstanding as of May 31, 2009, of which no ordinary shares were held by individual holders of record in the U.S., excluding ordinary shares held in the form of ADRs, approximately 99% of which are held by holders of record in the U.S. Because some of these ordinary shares were held by brokers or nominees, the number of holders of record or registered holders of ordinary shares in the U.S. is not representative of the number or residence of beneficial holders. Our Depositary for the ADSs is The Bank of New York Mellon. ICON also has a secondary listing on the Official List of the Irish Stock Exchange. No securities of ICON are traded in any other market. The following table sets forth the high and low per share sale prices for our ADSs on The Nasdaq National Market for the periods indicated, as reported in published financial sources.

Year Ending*	High Sales Price During Period	Low Sales Price During Period

May 31, 2004	$11.52	$ 6.47
May 31, 2005	$11.23	$ 7.57
Dec. 31, 2005 (7 month transition period)	$12.63	$ 7.53
Dec. 31, 2006	$20.18	$10.25
Dec. 31, 2007	$32.40	$18.34
Dec. 31, 2008	$44.78	$15.64

Quarter Ending*
Mar. 31, 2007	$22.30	$18.34
June 30, 2007	$24.83	$20.83
Sept. 30, 2007	$26.63	$21.26
Dec. 31, 2007	$32.40	$25.36
Mar. 31, 2008	$35.56	$28.63
June 30, 2008	$39.12	$29.52
Sept. 30, 2008	$44.78	$35.00
Dec. 31, 2008	$39.66	$15.64
Mar. 31, 2009	$24.77	$15.07

Month Ending*
Oct. 31, 2008	$39.66	$18.67
Nov. 30, 2008	$27.90	$15.64
Dec. 31, 2008	$24.37	$17.27
Jan. 31, 2009	$22.99	$18.25
Feb. 28, 2009	$24.77	$19.50
Mar. 31, 2009	$21.41	$15.07
April 30, 2009	$18.59	$12.17
May 31, 2009	$17.94	$14.45

* All comparative figures above have been amended to reflect the bonus issues which took place with an effective date of August 8, 2008 and October 13, 2006.

          Our ordinary shares are also traded on the Official List of the Irish Stock Exchange; however, to date there has been limited trading activity on this exchange.

          We currently anticipate that after an offering of ADSs all of our earnings will be retained for the development of our business and do not anticipate paying any cash dividends in the foreseeable future. Under Irish law, we may only pay dividends out of profits legally available for that purpose. In addition, we are restricted from distributing by way of dividend any sum we receive as grants in connection with agreements we have with the Irish government agency, Enterprise Ireland. We paid no dividends in fiscal year 1996 through the present.

DESCRIPTION OF ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES

          58,006,595 of the outstanding ordinary shares are represented by American Depositary Shares (“ADSs”) which are evidenced by American Depositary Receipts (“ADRs”) were issued and outstanding as of May 31, 2009.

          The following is a summary of certain provisions of the deposit agreement (including any exhibits thereto, the “Deposit Agreement”) dated as of May 20, 1998 among the Company, The Bank of New York Mellon (f/k/a The Bank of New York), as depositary (the “Depositary”) and the registered holders from time to time of the Company’s ADRs issued thereunder (the “Owners”). This summary does not purport to be complete and is qualified in its entirety by reference to the Deposit Agreement. Copies of the Deposit Agreement will also be available for inspection at the Corporate Trust Office of the Depositary at 101 Barclay Street, New York, New York 10286, at the office of the Depositary’s agent and at the designated office of the Custodian (as defined below). Terms used herein and not otherwise defined shall have the respective meanings set forth in the Deposit Agreement.

          ADRs evidencing ADSs are issuable by the Depositary pursuant to the Deposit Agreement. Each ADS represents the right to receive one ordinary share deposited in accordance with the Deposit Agreement with Bank of Ireland Dublin, Ireland, as agent of the Depositary, or any successor to such agent (the “Custodian”). An ADR may evidence any number of ADSs. Only persons in whose names ADRs are registered on the books of the Depositary are treated by the Depositary and the Company as Owners.

Deposit, Transfer and Withdrawal

          The Depositary has agreed, subject to the terms and conditions of the Deposit Agreement, that upon delivery to the Custodian of ordinary shares (or evidence of rights to receive ordinary shares) and pursuant to appropriate instruments of transfer in a form satisfactory to the Custodian, the Depositary will, upon payment of the fees, charges and taxes provided in the Deposit Agreement, execute and deliver at its Corporate Trust Office to, or upon the written order of, the person or persons named in the notice of the Custodian delivered to the Depositary or requested by the person depositing such ordinary shares with the Depositary, an ADR or ADRs, registered in the name or names of such person or persons, and evidencing any authorized number of ADSs requested by such person or persons.

          Upon surrender at the Corporate Trust Office of the Depositary of an ADR for the purpose of withdrawal of the Deposited Securities represented by the ADSs evidenced by such ADR, and upon payment of the fees of the Depositary, governmental charges and taxes as provided in the Deposit Agreement, and subject to the terms and conditions of the Deposit Agreement, the Owner of such ADR will be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the ADS or ADSs evidenced by such ADR. The forwarding of share certificates, other securities, property, cash and other documents of title for such delivery will be at the risk and expense of the Owner.

          Subject to the terms and conditions of the Deposit Agreement and any limitations established by the Depositary, the Depositary may execute and deliver ADRs prior to the receipt of ordinary shares (a “Pre-Release”) and deliver ordinary shares upon the receipt and cancellation of ADRs which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such ADR has been Pre-Released. The Depositary may receive ADRs in lieu of ordinary shares in satisfaction of a Pre-Release. Each Pre-Release must be (a) preceded or accompanied by a written representation from the person to whom the ADRs are to be delivered that such person, or its customer, owns the ordinary shares or ADRs to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of ADSs that are outstanding at any time as a result of Pre-Releases will not normally exceed 30% of the ordinary shares deposited hereunder, provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

          The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

Dividends, Other Distributions and Rights

          The Depositary will convert or cause to be converted into dollars, to the extent that in its judgment it can do so on a reasonable basis and can transfer the resulting dollars to the U.S., all cash dividends and other cash distributions denominated in a currency other than dollars, including euro (“Foreign Currency”), that it receives in respect of the deposited ordinary shares and will distribute the resulting dollar amount (net of the expenses incurred by the Depositary in converting such Foreign Currency) to the Owners entitled thereto. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions or otherwise. The amount distributed to the Owners will be reduced by any amount on account of taxes to be withheld by the Company or the Depositary.

          If the Depositary determines that in its judgment any Foreign Currency received by the Depositary cannot be converted on a reasonable basis into dollars transferable to the U.S., or if any approval or license of any government or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same. If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Owners entitled thereto, and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for, the respective accounts of, the Owners entitled thereto.

          If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, ordinary shares, the Depositary may, and will if the Company so requests, distribute to the Owners of outstanding ADRs entitled thereto, in proportion to the number of ADSs evidenced by the ADRs held by them, respectively, additional ADRs evidencing an aggregate number of ADSs that represents the amount of ordinary shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of ordinary shares and the issuance of ADSs evidenced by ADRs, including the withholding of any tax or other governmental charge and the payment of fees of the Depositary as provided in the Deposit Agreement. In lieu of delivering ADRs for fractional ADSs in the event of any such dividend or free distribution, the Depositary will sell the amount of ordinary shares represented by the aggregate of such fractions and distribute the net proceeds in accordance with the Deposit Agreement. If additional ADRs are not so distributed, each ADS will thenceforth also represent the additional ordinary shares distributed upon the Deposited Securities represented thereby.

          If the Company offers or causes to be offered to the holders of any Deposited Securities any rights to subscribe for additional ordinary shares or any rights of any other nature, the Depositary will have discretion, after consultation with the Company, as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights for the benefit of any Owners and making the net proceeds available to such Owners. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of ADSs held by such Owner, warrants or other instruments therefor in such form as it deems appropriate. If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, it may sell the rights, warrants or other instruments and allocate the net proceeds of such sales for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any ADR or ADRs, or otherwise.

          The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Owners or are registered under the provisions of such Act.

          Whenever the Depositary receives any distribution other than cash, ordinary shares or rights in respect of the Deposited Securities, the Depositary will cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to their holdings, respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Owners or holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary) will be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash.

          If the Depositary determines that any distribution of property (including ordinary shares and rights to subscribe therefor) is subject to any taxes or other governmental charges that the Depositary is obligated to withhold, the Depositary may, by public or private sale, dispose of all or a portion of such property in such amount and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges and the Depositary will distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of ADSs held by them, respectively.

          Upon any change in nominal or par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary or Custodian in exchange for, in conversion of, or in respect of Deposited Securities will be treated as new Deposited Securities under the Deposit Agreement, and the ADSs will thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional ADRs are delivered pursuant to the following sentence. In any such case the Depositary may, and will, if the Company so requests, execute and deliver additional ADRs as in the case of a dividend in ordinary shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such new Deposited Securities.

Record Dates

          Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of ordinary shares or other Deposited Securities, the Depositary will fix a record date for the determination of the Owners who will be (i) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (ii) entitled to give instructions for the exercise of voting rights at any such meeting.

Voting of Deposited Securities

          Upon receipt of notice of any meeting of holders of ordinary shares or other Deposited Securities, the Depositary will, as soon as practicable thereafter, mail to all Owners a notice containing (a) such information included in such notice of meeting received by the Depositary from the Company, and (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Irish law and of the Memorandum and Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of ordinary shares or other Deposited Securities represented by their respective ADSs and a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a designated member or members of the Board of Directors of the Company. Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor, insofar as practicable, to vote or cause to be voted the amount of ordinary shares or other Deposited Securities represented by the ADSs evidenced by such ADRs in accordance with the instructions set forth in such request. The Depositary will not, and the Depositary shall ensure that the Custodian and any of its nominees shall not, vote the ordinary shares or other Deposited Securities, other than in accordance with such instructions nor shall the Depositary or Custodian demand a poll.

Reports and Other Communications

          The Depositary will make available for inspection by Owners at its Corporate Trust Office any reports and communications received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to the Owners copies of such reports when furnished by the Company pursuant to the Deposit Agreement.

Amendment and Termination of the Deposit Agreement

          The form of ADRs and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Owners. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which otherwise prejudices any substantial existing right of Owners, will not take effect as to outstanding ADRs until the expiration of three months after notice of any amendment has been given to the Owners of outstanding ADRs. Every Owner, at the time any amendment so becomes effective, will be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event will any amendment impair the right of the Owner to surrender such ADR and receive therefor the Deposited Securities represented thereby, except to comply with mandatory provisions of applicable law.

          The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all ADRs then outstanding if, any time after 60 days have expired after the Depositary will have delivered to the Company a written notice of its election to resign and a successor depositary will not have been appointed and accepted its appointment, in accordance with the terms of the Deposit Agreement. If any ADRs remain outstanding after the date of termination of the Deposit Agreement, the Depositary thereafter will discontinue the registration of transfers of ADRs, will suspend the distribution of dividends to the Owners thereof and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to the Deposited Securities, the sale of rights and the delivery of underlying Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered ADRs (after deducting, in each case, the fees of the Depositary for the surrender of an ADR and other expenses set forth in the Deposit Agreement and any applicable taxes or governmental charges). At any time after the expiration of two years from the date of termination, the Depositary may sell the Deposited Securities then held thereunder and hold uninvested the net proceeds of such sale, together with any other cash, unsegregated and without liability for interest, for the pro rata benefit of the Owners that have not theretofore surrendered their Receipts. After making such sale, the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for net proceeds and other cash (after deducting, in each case, the fee of the Depositary and other expenses set forth in the Deposit Agreement for the surrender of an ADR and any applicable taxes or other governmental charges).Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for certain obligations to the Depositary relating to fees and indemnity.

Charges of Depositary

          The Depositary will charge any party depositing or withdrawing ordinary shares or any party surrendering ADRs or to whom ADRs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADRs or Deposited Securities or a distribution of ADRs pursuant to the Deposit Agreement) whichever is applicable: (1) taxes and other governmental charges; (2) such registration fees as may from time to time be in effect for the registration of transfers of ordinary shares generally on the share register of the Company or Foreign Registrar and applicable to transfers of ordinary shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals; (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing ordinary shares or Owners; (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to the Deposit Agreement; (5) a fee of $5.00 or less per 100 ADSs (or portion thereof) for the execution, delivery and surrender of ADRs pursuant to the Deposit Agreement; (6) a fee of $.02 or less per ADS (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to, Sections 4.1 through 4.4 thereof; and (7) a fee for the distribution of securities pursuant to the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were ordinary shares), but which securities are instead distributed by the Depositary to Owners and the net proceeds distributed.

          The Depositary, pursuant to the Deposit Agreement, may own and deal in any class of securities of the Company and its affiliates and in ADRs.

Liability of Owner for Taxes

          If any tax or other governmental charge shall become payable with respect to any ADR or any Deposited Securities represented by the ADRs, such tax or other governmental charge will be payable by the Owner of such ADR to the Depositary. The Depositary may refuse to effect any transfer of such ADR or any withdrawal of Deposited Securities underlying such ADR until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Securities underlying such ADR and may apply such dividends, distributions or the proceeds of any such sale to pay any such tax or other governmental charge and the Owner of such ADR will remain liable for any deficiency.

General

          Neither the Depositary nor the Company will be liable to any Owner or holder of any ADR, if by reason of any provision of any present or future law or regulation of the U.S., or any other country, or of any governmental authority or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided will be done or performed; nor will the Depositary or the Company incur any liability to any Owner or holder of any ADR by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided will or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under the Deposit Agreement.

          The Company and the Depositary assume no obligation nor will they be subject to any liability under the Deposit Agreement to Owners or holders of ADRs, except that they agree to perform their respective obligations specifically set forth under the Deposit Agreement without negligence or bad faith.

          The ADRs are transferable on the books of the Depositary, provided that the Depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the person presenting the ADR or the person depositing ordinary shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to ordinary shares being deposited or withdrawn) and payment of any applicable fees payable by the Owners and holders of ADRs. The Depositary may refuse to deliver ADRs, to register the transfer of any ADR or to make any distribution on, or related to, ordinary shares until it has received such proof of citizenship or residence, exchange control approval or other information as it may deem necessary or proper. The delivery, transfer, registration of transfer of outstanding ADRs and surrender of ADRs generally may be suspended or refused during any period when the transfer books of the Depositary are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, at any time or from time to time.

          The Depositary will keep books for the registration and transfer of ADRs, which at all reasonable times will be open for inspection by the Owners, provided that such inspection will not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the ADRs.

DESCRIPTION OF DEBT SECURITIES

          This prospectus describes certain general terms and provisions of our debt securities, which may be either senior or subordinated debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

          The debt securities offered hereby will be issued under an indenture between us and a trustee to be named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. We have filed a form of the indenture as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you.

General

          The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors (or subcommittee appointed thereby) and detailed or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

          We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will pay the principal on the debt securities;

●
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the place or places where principal of, premium, and interest on the debt securities will be payable;

●	the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

●
the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●
the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●
any addition to or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

          We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

          The payment of the principal of, premium, if any, and interest on the subordinated debt securities, including sinking fund payments, if any, is subordinated in right of payment, as set forth in the indenture relating to the subordinated debt securities, to the prior payment in full of all of our senior indebtedness. Senior indebtedness is defined as:

●	the principal of, premium, if any, and accrued and unpaid interest on, whether outstanding on the date of execution of the indenture or thereafter created, incurred or assumed;

●	our indebtedness for money borrowed, other than the subordinated debt securities;

●	guarantees by us of indebtedness for money borrowed of any other person;

●	indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which we are responsible or liable, by guarantees or otherwise;

●
our obligations under any agreement relating to any interest rate or currency swap, interest rate cap, interest rate collar, interest rate future, currency exchange or forward currency transaction or any similar interest rate or currency hedging transaction, whether outstanding on the date of the indenture or thereafter created, incurred or assumed;

●
our obligations under any agreement to lease, or any lease of, any real or personal property which, in accordance with generally accepted accounting principles, is classified on our balance sheet as a liability; and

●	modifications, renewals, extensions and refundings of any such indebtedness, liability, obligation or guarantee;

          unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, liability, obligation or guarantee, or such modification, renewal, extension or refunding thereof, is not senior in right of payment to the subordinated debt securities. The prospectus supplement relating to any series of subordinated debt securities will specify any such exceptions to the definition of senior indebtedness applicable to such series.

          No payment by us on account of principal of, premium, if any, or interest on the subordinated debt securities, including sinking fund payments, if any, may be made if any default or event of default with respect to any senior indebtedness shall have occurred and be continuing and, unless such default or event of default is the failure by us to pay principal or interest on any instrument constituting senior indebtedness, written notice thereof shall have been given to the trustee by us or to us and the trustee by the holders of at least 25% in principal amount of any kind or category of any senior indebtedness, or a representative or trustee on their behalf. We may resume payments on the subordinated debt securities, unless otherwise prohibited by the related indenture, if:

●	such default is cured or waived; or

●	unless such default is a failure by us to pay principal or interest on any senior indebtedness, 120 days pass after the notice is given if such default is not the subject of judicial proceedings.

          Upon any payment or distribution of our assets to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on all senior indebtedness must be paid in full before the holders of subordinated debt securities are entitled to receive any payment, other than shares of stock or subordinated indebtedness provided by a plan of reorganization or adjustment. Subject to the payment in full of all senior indebtedness, the holders of the subordinated debt securities are to be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of our assets applicable to senior indebtedness until the subordinated debt securities are paid in full.

          By reason of such subordination, in the event of insolvency, our creditors who are holders of senior indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

          The indenture governing the subordinated debt securities will not limit the amount of senior indebtedness or securities that may be issued by us or any of our subsidiaries.

Transfer and Exchange

          Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”), as described in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

          Certificated Debt Securities. You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

          You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

          Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. We expect the Depositary to follow the following procedures with respect to book-entry debt securities:

          Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security (“participants”) or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

          So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described herein, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

          We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

          We will make payments of principal of, and premium and interest on book-entry debt securities to the Depositary or its nominee, as the case maybe, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          We expect that the Depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of those participants.

          We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an Event of Default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

          We have obtained the foregoing information in this section concerning the Depositary and the Depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the event of a Change of Control

          Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

          Unless we state otherwise in (a) the applicable prospectus supplement and in a supplement to the indenture, (b) a board resolution, or (c) an officers’ certificate delivered pursuant to the indenture, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness, or from securing any such indebtedness by a lien on any of our or our subsidiaries’ property or capital stock, or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Consolidation, Merger and Sale of Assets

          We may not consolidate with or merge into any other person in a transaction in which we are not the surviving entity, or convey, transfer, lease or sell All or Substantially All of our proprieties and assets to any person (a “successor person”) unless:

●
the successor person is a corporation, limited liability company, partnership, trust or other entity organized and validly existing under the laws of the Republic of Ireland or any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

●
immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the indenture; and

●	certain other conditions are met.

                     “All or Substantially All” means any conveyance, transfer, lease or sale of property or assets representing more than 80% of ICON’s total assets or revenues, determined on a consolidated basis as of the date of the last audit after giving pro forma effect to the conveyance, transfer, lease or sale.

Events of Default

          “Event of Default” means with respect to any series of debt securities, any of the following:

●
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●
default in the payment of principal of or premium on any debt security of that series when due and payable; default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

●
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain events of bankruptcy, insolvency or reorganization; and

●	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

          No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. An Event of Default may also be an event of default under our bank credit agreements in existence from time to time and under certain guarantees by us of any subsidiary indebtedness. In addition, certain Events of Default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

          If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and premium of all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal and premium with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion under “— Modification and Waiver” below. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an Event of Default and the continuation of an Event of Default.

          The indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

          No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

●
the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 90 days.

          Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

          The indenture will require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if its corporate trust committee or a committee of its responsible officers in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

          We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

●	change the amount of debt securities whose holders must consent to an amendment or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

          Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

          Legal Defeasance. The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

          This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. Notwithstanding the foregoing the opinion of counsel required by the immediate preceding sentence need not be delivered if all the debt securities not thereto delivered to the trustee for cancellation (x) have become due and payable or (y) will become due and payable at their stated maturity within one year under arrangements reasonable to the trustee for the giving of notice of redemption by the trustee in the name, and the expense, of the Company.

          Defeasance of Certain Covenants. The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●
we may omit to comply with the restrictive covenants contained in the indenture, as well as any additional covenants contained in a supplement to the indenture, a board resolution or an officers’ certificate delivered pursuant to the indenture; and

●	Events of Default under the indenture will not constitute a default or an Event of Default with respect to the debt securities of that series.

The conditions include:

●
depositing with the trustee money and/or U.S. Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

          Covenant Defeasance and Events of Default. In the event we exercise our option not to comply with certain covenants of the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we will remain liable for those payments.

                    “U.S. Government Obligations” means securities which are (i) direct obligations of The United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by The United States of America, and which in the case of (i) and (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

Governing Law

          The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

          This prospectus describes certain general terms and provisions of our convertible debt securities. When we offer to sell a particular series of convertible debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of convertible debt securities.

          The convertible debt securities offered hereby will be issued under an indenture between us and a trustee to be named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. We have filed a form of the indenture as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you.

General

          The terms of each series of convertible debt securities will be established by or pursuant to a resolution of our board of directors (or subcommittee appointed thereto) and detailed or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The particular terms of each series of convertible debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

          We can issue an unlimited amount of convertible debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of convertible debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the convertible debt securities:

●	the title of the convertible debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the convertible debt securities;

●	any limit on the aggregate principal amount of the convertible debt securities;

●	the date or dates on which we will pay the principal on the convertible debt securities;

●
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the convertible debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the place or places where principal of, premium, and interest on the convertible debt securities will be payable;

●	the terms and conditions upon which we may redeem the convertible debt securities;

●
the terms and conditions upon which the convertible debt securities will be convertible into our ordinary shares (including ordinary shares represented by ADSs) or exchangeable for other of our securities, and if so, the terms of conversion or exchange;

●	any obligation we have to redeem or purchase the convertible debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of convertible debt securities;

●
the dates on which and the price or prices at which we will repurchase the convertible debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the convertible debt securities will be issued, if other than in denominations of $1,000 and any integral multiple thereof;

●	whether the convertible debt securities will be issued in the form of certificated convertible debt securities or global convertible debt securities;

●	the portion of principal amount of the convertible debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●
the manner in which the amounts of payment of principal of, premium or interest on the convertible debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the convertible debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the convertible debt securities;

●
any addition to or change in the Events of Default described in this prospectus or in the indenture with respect to the convertible debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the convertible debt securities;

●	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the convertible debt securities;

●	any other terms of the convertible debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the convertible debt securities.

          We may issue convertible debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these convertible debt securities in the applicable prospectus supplement.

Transfer and Exchange

          Each convertible debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any convertible debt security represented by a global convertible debt security as a “book-entry convertible debt security”), or a certificate issued in definitive registered form (we will refer to any convertible debt security represented by a certificated security as a “certificated convertible debt security”), as described in the applicable prospectus supplement. Except as described under “Global Convertible Debt Securities and Book-Entry System” below, book-entry convertible debt securities will not be issuable in certificated form.

          Certificated Convertible Debt Securities. You may transfer or exchange certificated convertible debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated convertible debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

          You may transfer certificated convertible debt securities and the right to receive the principal of, premium and interest on certificated convertible debt securities only by surrendering the old certificate representing those certificated convertible debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

          Global Convertible Debt Securities and Book-Entry System. Each global convertible debt security representing book-entry convertible debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. We expect the Depositary to follow the following procedures with respect to book-entry convertible debt securities:

          Ownership of beneficial interests in book-entry convertible debt securities will be limited to persons that have accounts with the Depositary for the related global convertible debt security (“participants”) or persons that may hold interests through participants. Upon the issuance of a global convertible debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry convertible debt securities represented by the global convertible debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry convertible debt securities. Ownership of book-entry convertible debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the Depositary for the related global convertible debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry convertible debt securities.

          So long as the Depositary for a global convertible debt security, or its nominee, is the registered owner of that global convertible debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry convertible debt securities represented by such global convertible debt security for all purposes under the indenture. Except as described herein, beneficial owners of book-entry convertible debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry convertible debt securities must rely on the procedures of the Depositary for the related global convertible debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

          We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global convertible debt security to exercise certain rights of holders of convertible debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a convertible debt security the persons specified in a written statement of the Depositary with respect to that global convertible debt security for purposes of obtaining any consents or directions required to be given by holders of the convertible debt securities pursuant to the indenture.

          We will make payments of principal of, and premium and interest on book-entry convertible debt securities to the Depositary or its nominee, as the case maybe, as the registered holder of the related global convertible debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global convertible debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          We expect that the Depositary, upon receipt of any payment of principal of, premium or interest on a global convertible debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry convertible debt securities held by each participant as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry convertible debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of those participants.

          We will issue certificated convertible debt securities in exchange for each global convertible debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry convertible debt securities of any series represented by one or more global convertible debt securities and, in that event, we will issue certificated convertible debt securities in exchange for the global convertible debt securities of that series. Global convertible debt securities will also be exchangeable by the holders for certificated convertible debt securities if an Event of Default with respect to the book-entry convertible debt securities represented by those global convertible debt securities has occurred and is continuing. Any certificated convertible debt securities issued in exchange for a global convertible debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry convertible debt securities relating to such global convertible debt security.

          We have obtained the foregoing information in this section concerning the Depositary and the Depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the event of a Change of Control

          Unless we state otherwise in the applicable prospectus supplement, the convertible debt securities will not contain any provisions which may afford holders of the convertible debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

          Unless we state otherwise in (a) the applicable prospectus supplement and in a supplement to the indenture, (b) a board resolution, or (c) an officers’ certificate delivered pursuant to the indenture, the convertible debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness, or from securing any such indebtedness by a lien on any of our or our subsidiaries’ property or capital stock, or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Consolidation, Merger and Sale of Assets

          We may not consolidate with or merge into any other person in a transaction in which we are not the surviving entity, or convey, transfer, lease or sell All or Substantially All of our properties and assets to any person (a “successor person”) unless:

●
the successor person is a corporation, limited liability company, partnership, trust or other entity organized and validly existing under the laws of the Republic of Ireland or any U.S. domestic jurisdiction and expressly assumes our obligations on the convertible debt securities and under the indenture;

●
immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the indenture; and

●	certain other conditions are met.

                     “All or Substantially All” means any conveyance, transfer, lease or sale of property or assets representing more than 80% of ICON’s total assets or revenues, determined on a consolidated basis as of the date of the last audit after giving pro forma effect to the conveyance, transfer, lease or sale.

Events of Default

          “Event of Default” means with respect to any series of convertible debt securities, any of the following:

●
default in the payment of any interest upon any convertible debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●
default in the payment of principal of or premium on any convertible debt security of that series when due and payable; default in the deposit of any sinking fund payment, when and as due in respect of any convertible debt security of that series;

●
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of convertible debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding convertible debt securities of that series as provided in the indenture;

●	certain events of bankruptcy, insolvency or reorganization; and

●	any other event of default provided with respect to convertible debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

          No Event of Default with respect to a particular series of convertible debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of convertible debt securities. An Event of Default may also be an event of default under our bank credit agreements in existence from time to time and under certain guarantees by us of any subsidiary indebtedness. In addition, certain Events of Default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

          If an Event of Default with respect to convertible debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding convertible debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the convertible debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and premium of all convertible debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium of all outstanding convertible debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding convertible debt securities. At any time after a declaration of acceleration with respect to convertible debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding convertible debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal and premium with respect to convertible debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion under “— Modification and Waiver” below. We refer you to the prospectus supplement relating to any series of convertible debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an Event of Default and the continuation of an Event of Default.

          The indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding convertible debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding convertible debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the convertible debt securities of that series.

          No holder of any convertible debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to convertible debt securities of that series; and

●
the holders of at least 25% in principal amount of the outstanding convertible debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding convertible debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 90 days.

          Notwithstanding the foregoing, the holder of any convertible debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that convertible debt security on or after the due dates expressed in that convertible debt security and to institute suit for the enforcement of payment.

          The indenture will require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture will provide that the trustee may withhold notice to the holders of convertible debt securities of any series of any Default or Event of Default (except in payment on any convertible debt securities of that series) with respect to convertible debt securities of that series if its corporate trust committee or a committee of its responsible officers in good faith determines that withholding notice is in the interest of the holders of those convertible debt securities.

Modification and Waiver

          We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding convertible debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of the holder of each affected convertible debt security then outstanding if that amendment will:

●	change the amount of convertible debt securities whose holders must consent to an amendment or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any convertible debt security;

●
reduce the principal of or premium on or change the fixed maturity of any convertible debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of convertible debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●
waive a default in the payment of the principal of, premium or interest on any convertible debt security (except a rescission of acceleration of the convertible debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding convertible debt securities of that series and a waiver of the payment default that resulted from that acceleration);

●	make the principal of or premium or interest on any convertible debt security payable in currency other than that stated in the convertible debt security;

●
make any change to certain provisions of the indenture relating to, among other things, the right of holders of convertible debt securities to receive payment of the principal of, premium and interest on those convertible debt securities and to institute suit for the enforcement of any payment and to waivers or amendments; or

●	waive a redemption payment with respect to any convertible debt security or change any of the provisions with respect to the redemption of any convertible debt securities.

          Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding convertible debt securities of any series may on behalf of the holders of all convertible debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding convertible debt securities of any series may on behalf of the holders of all the convertible debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any convertible debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding convertible debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Convertible Debt Securities and Certain Covenants in Certain Circumstances

          Legal Defeasance. The indenture will provide that, unless otherwise provided by the terms of the applicable series of convertible debt securities, we may be discharged from any and all obligations in respect of the convertible debt securities of any series (except for certain obligations to register the transfer or exchange of convertible debt securities of the series, to replace stolen, lost or mutilated convertible debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the convertible debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those convertible debt securities.

          This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders of the convertible debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. Notwithstanding the foregoing the opinion of counsel required by the immediate preceding sentence need not be delivered if all the convertible debt securities not thereto delivered to the trustee for cancellation (x) have become due and payable or (y) will become due and payable at their stated maturity within one year under arrangements reasonable to the trustee for the giving of notice of redemption by the trustee in the name, and the expense, of the Company.

          Defeasance of Certain Covenants. The indenture will provide that, unless otherwise provided by the terms of the applicable series of convertible debt securities, upon compliance with certain conditions:

●
we may omit to comply with the restrictive covenants contained in the indenture, as well as any additional covenants contained in a supplement to the indenture, a board resolution or an officers’ certificate delivered pursuant to the indenture; and

●	Events of Default under the indenture will not constitute a default or an Event of Default with respect to the convertible debt securities of that series.

The conditions include:

●
depositing with the trustee money and/or U.S. Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments in respect of the convertible debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those convertible debt securities; and

●
delivering to the trustee an opinion of counsel to the effect that the holders of the convertible debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

          Covenant Defeasance and Events of Default. In the event we exercise our option not to comply with certain covenants of the indenture with respect to any series of convertible debt securities and the convertible debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the convertible debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the convertible debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we will remain liable for those payments.

                    “U.S. Government Obligations” means securities which are (i) direct obligations of The United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by The United States of America, and which in the case of (i) and (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

Governing Law

          The indenture and the convertible debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

IRISH TAXATION CONSIDERATIONS

          This discussion is for general informational purposes only and is not tax advice. Prospective purchasers of the notes are advised to consult with their tax advisors as to the Irish taxation considerations and/or as to U.S. federal income tax consequences of the purchase, ownership and disposition of the securities in light of their particular circumstances, as well as any tax consequences arising under any other Irish tax law and/or U.S. federal tax laws or any state, local or other tax laws.

          Set forth below is a discussion regarding the material aspects of Irish tax law and practice regarding the ownership and disposition of ordinary shares and ADSs by U.S. Holders. This discussion deals with only ordinary shares and ADSs held as capital assets and does not address special classes of shareholders such as dealers in securities. This discussion also does not address any potential application of Section 811 Taxes Consolidation Act of 1997, a general anti-avoidance section, enabling Irish Revenue Commissions to recharacterize transactions undertaken for tax avoidance motives. This discussion is not exhaustive and all shareholders are advised to contact their own tax advisers with respect to the taxation consequences of their ownership or disposition of ordinary shares or ADSs. This discussion is not a guarantee and merely summarizes the specific matters addressed. This discussion is based on the tax laws of the Republic of Ireland, the Double Taxation Convention between the Republic of Ireland and the U.S. of America and current practice of the Irish Revenue Commissioners, changes to any of which after the date hereof could apply on a retroactive basis and affect the tax consequences described herein.

Dividends

          Unless exempted, all dividends paid by ICON, other than dividends paid entirely out of exempt patent income, subject to conditions, will be subject to Irish withholding tax at the standard rate of income tax in force at the time the dividend is paid, currently 20%. An individual shareholder who is neither resident nor ordinarily resident for tax purposes in Ireland, but is resident in a country with which Ireland has signed a double tax treaty, which includes the U.S., or in a member state of the European Union, other than Ireland, or in a country with which certain other international tax agreements should have been concluded (together a “Relevant Territory”), will be exempt from withholding tax provided he or she makes the requisite declaration. No dividend withholding tax will apply on the payment of a dividend from an Irish resident company to its Irish resident 51% parent company. Where the Irish company receiving the dividend does not hold at least 51% of the shares in the paying company, the dividend will be exempt if the Irish corporate shareholder makes the requisite declaration.

          Non-Irish resident corporate shareholders that:

●	are ultimately controlled by residents of a Relevant Territory;

●	are resident in a Relevant Territory and are not controlled by Irish residents;

●
have the principal class of their shares, or shares of a 75% parent, substantially and regularly traded on one or more recognized stock exchanges in a Relevant Territory (including Ireland) or Territories; or

●
are wholly owned by two or more companies, each of whose principal class of shares is substantially and regularly traded on one or more recognized stock exchanges in a Relevant Territory (including Ireland) or Territories;

will be exempt from withholding tax on the production of the appropriate certificates and declarations.

          U.S. Holders of ordinary shares (as opposed to ADSs; see below) should note, however, that these documentation requirements may be burdensome. As described below, these documentation requirements do not apply in the case of ADSs.

          Special arrangements are available in the case of interests in shares held in Irish companies through American depositary banks using ADSs. The depositary bank will be allowed to receive and pass on a dividend from the Irish company without any deduction for withholding tax in the following circumstances:

●	the depositary has been authorized by the Irish Revenue Commissioners as a qualifying intermediary and such authorization has not expired or been revoked; and either

●	the depositary bank’s ADS register shows that the beneficial owner has a U.S. address on the register; or

●
if there is a further intermediary between the depositary bank and the beneficial owner, where the depositary bank receives confirmation from the intermediary that the beneficial owner’s address in the intermediary’s records is in the U.S.

Income Tax

          Under certain circumstances, non-Irish resident shareholders will be subject to Irish income tax on dividend income. This liability is limited to tax at the standard rate and therefore, where withholding tax has been deducted, this will satisfy the tax liability.

          However, a U.S. Holder will not have an Irish income tax liability on dividends from the company if the U.S. Holder is neither resident nor ordinarily resident in the Republic of Ireland and the U.S. Holder is:

●
an individual resident in the U.S. or in a Relevant Territory; a corporation that is ultimately controlled by persons resident in the U.S. or in a Relevant Territory; a corporation whose principal class of shares (or its 75% or greater parent’s principal class of shares) is substantially and regularly traded on a recognized stock exchange in an EU country or in a Relevant Territory;

●	a corporation resident in another EU member state or in a Relevant Territory, which is not controlled directly or indirectly by Irish residents; or

●
a corporation that is wholly owned by two or more corporations each of whose principal class of shares is substantially and regularly traded on a recognized stock exchange in an EU country or in a Relevant Territory.

          U.S. Holders that do not fulfill the documentation requirements or otherwise do not qualify for the withholding tax exemption may be able to claim treaty benefits under the treaty. U.S. Holders that are entitled to benefits under the treaty will be able to claim a partial refund of the 20% withholding tax from the Irish Revenue Commissioners.

Gain on Disposition

          A person who is not resident or ordinarily resident in Ireland, has not been an Irish resident within the past five years and who does not carry on a trade in Ireland through a branch or agency will not be subject to Irish capital gains tax on the disposal of ordinary shares or ADSs, so long as the ordinary shares or ADSs, as the case may be, are either quoted on a stock exchange or do not derive the greater part of their value from Irish land or mineral rights. There are provisions to subject a person who disposes of an interest in a company while temporarily being non-Irish tax resident, to Irish capital gains tax. This treatment will apply to Irish-domiciled individuals:

●	who cease to be Irish resident;

●	who own the shares when they cease to be resident;

●
if there are not more than five years of assessment between the last year of Irish tax residence prior to becoming temporarily non-resident and the tax year that such individual resumes Irish tax residency;

●	who dispose of an interest in a company during this temporary non-residence; and

●	the interest disposed of represents 5% or greater of the share capital of the company or is worth at least €500,000.

          In these circumstances the person will be deemed, for Irish capital gains tax purposes, to have sold and immediately reacquired the interest in the company on the date of his or her departure and will be subject to tax at 25% of the taxable gain.

          A transfer of assets between spouses will not give rise to a gain or loss for a capital gains tax purposes. The spouse who receives the asset is deemed to have acquired it on the date and at the cost at which the other spouse acquired it. However, these provisions will not apply and a charge to capital gains tax may arise where the spouse acquiring the asset would not be liable to Irish capital gains tax if he/she disposed of such assets in the year in which they were acquired.

Stamp Duty–Ordinary Shares

          Irish stamp duty, which is a tax on certain documents, including CREST operator instructions, is payable on all transfers of the ordinary shares (other than between spouses) whenever a document of transfer is executed. Where the transfer is attributable to a sale, stamp duty will be charged at a rate of 1%, rounded to the nearest Euro. The stamp duty is calculated on the amount or value of the consideration (i.e., purchase price) or, if the transfer is by way of a gift (subject to certain exceptions) or for consideration less than the market value, on the market value of the shares. Where the consideration for the sale is expressed in a currency other than the Euro, the duty will be charged on the Euro equivalent calculated at the rate of exchange prevailing on the date of the transfer. No stamp duty shall arise on the transfer of ordinary shares where the consideration for the transfer does not exceed €1,000, provided the instrument contains a statement certifying that the transaction does not form part of a larger transaction or a series of larger transactions, in respect of which the amount of the total consideration attributable to the shares would exceed €1,000.

          Transfers of ordinary shares between associated companies (broadly, companies within a 90% group relationship, and subject to the satisfaction of certain conditions) are exempt from stamp duty in the Republic of Ireland. In the case of transfers of ordinary shares where no beneficial interest passes (e.g., a transfer of shares from a beneficial owner to his nominee), no stamp duty arises.

Stamp Duty–ADSs

          A transfer by a shareholder to the depositary or custodian of ordinary shares for deposit under the deposit agreement in return for ADSs and a transfer of ordinary shares from the depositary or the custodian upon surrender of ADSs for the purposes of the withdrawal of the underlying ordinary shares in accordance with the terms of the deposit agreement will be stampable at the ad valorem rate if the transfer relates to a sale or contemplated sale or any other change in the beneficial ownership of such ordinary shares. However, it is not certain whether the mere withdrawal of ordinary shares in exchange for ADSs or ADSs for ordinary shares would be deemed to be a transfer of or change in beneficial ownership which would be subject to stamp duty at the ad valorem rate. Where the transfer merely relates to a transfer where no change in the beneficial ownership in the underlying ordinary shares is effected or contemplated, no stamp duty arises. No stamp duty shall arise on the transfer of ADSs where consideration for the transfer does not exceed €1,000, provided the instrument contains a statement certifying that the transaction does not form part of a larger transaction or a series of larger transactions, in respect of which the amount of the total consideration attributable to the ADSs would exceed €1,000. Transfers of ADSs are exempt from Irish stamp duty as long as the ADSs are dealt in on the Nasdaq National Market or any recognized stock exchange in the U.S. or Canada.

          The person accountable for payment of stamp duty is the transferee or, in the case of a transfer by way of gift, or for a consideration less than market value, all parties to the transfer. A late or inadequate payment of stamp duty will result in a liability to pay interest, penalties and fines.

Capital Acquisitions Tax

          A gift or inheritance of ordinary shares or ADSs will be within the charge to Irish capital acquisitions tax, notwithstanding that the person from whom or by whom the gift or inheritance is received is domiciled or resident outside Ireland. Capital acquisitions tax is charged at a rate of 25% on the value of the transfer above a tax-free threshold. This tax-free threshold is determined by the relationship between the donor and the successor or donee. It is also affected by the amount of the current benefit and previous benefits taken since December 5, 1991 from persons within the same capital acquisitions tax relationship category insofar as the benefits were within the charge to Irish capital acquisitions tax. Gifts and inheritances between spouses are not subject to capital acquisitions tax.

          The Estate Tax Convention between Ireland and the U.S. generally provides for Irish capital acquisitions tax paid on inheritances in Ireland to be credited against U.S. federal estate tax payable in the U.S. and for tax paid in the U.S. to be credited against tax payable in Ireland, based on priority rules set forth in the Estate Tax Convention. The Estate Tax Convention does not apply to Irish capital acquisitions tax paid on gifts.

PLAN OF DISTRIBUTION

          At the time of offering any securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in a prospectus supplement relating to those securities.

          Each prospectus supplement with respect to a series of securities will set forth the terms of the offering of those securities, including the name or names of any underwriters or agents, the price of such securities and the net proceeds to us from such sale, any underwriting discounts, commissions or other items constituting underwriters’ or agents’ compensation, any discount or concessions allowed or re-allowed or paid to dealers and any securities exchanges on which those securities may be listed.

          We may sell the securities offered by this prospectus in and outside the U.S. in one or more of the following ways:

●	through underwriters;

●	through dealers;

●	through agents; or

●	directly to purchasers.

          We may sell, either directly or through agents, and underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their business.

          The prospectus supplement relating to any offering will include the following information:

●	the terms of the offering, including the aggregate number of securities being offered;

●	the names of any underwriters, dealers or agents;

●	the purchase price of the securities;

●	the net proceeds to us from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts or other underwriters’ compensation; and

●	any discounts or concessions allowed or reallowed or paid to dealers.

          If we use underwriters in an offering using this prospectus, we will execute an underwriting agreement with one or more underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to specified conditions precedent and that the underwriters will be obligated to purchase all of the offered securities if they purchase any. Compensation to the underwriters may be in the form of discounts, concessions or commissions. Underwriters may sell the securities through dealers. The underwriters may change the initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers. If we use underwriters in an offering of securities using this prospectus, the applicable prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

          We may grant to the underwriters an option to purchase additional offered securities to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the related prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

          If we use a dealer in an offering of securities using this prospectus we will sell the offered securities to the dealer as principal. The dealer may then resell those securities to the public or other dealers at a fixed price or varying prices to be determined at the time of resale.

          We may also use this prospectus to directly solicit offers to purchase securities. In this case, no underwriters or agents would be involved. Except as set forth in the applicable prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

          We may also sell the offered securities through agents we or they designate from time to time. In the prospectus supplement, we will describe any commission payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

          If so indicated in the prospectus supplement relating to a particular issue of offered securities, we may authorize underwriters and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions we may approve. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction to which that institution is subject. Any commission paid to agents and underwriters soliciting purchases of securities pursuant to delayed delivery contracts accepted by us will be detailed in the prospectus supplement.

          Underwriters, dealers or agents participating in a distribution of securities using this prospectus may be deemed to be underwriters under the Securities Act. Pursuant to agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that those underwriters, dealers or agents may be required to make in respect of those liabilities.

          Some or all of the securities will be a new issue of securities with no established trading market for any security prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. No assurance can be given as to the liquidity or trading market for any of our securities.

          The offered securities will be sold subject to a minimum investment per investor (in each separate offer) of €50,000 (or the US dollar equivalent thereof).

EXCHANGE CONTROLS AND OTHER LIMITATIONS
AFFECTING SECURITY HOLDERS

          Irish exchange control regulations ceased to apply from and after December 31, 1992. Except as indicated below, there are no restrictions on non-residents of Ireland dealing in domestic securities, which includes shares or depository receipts of Irish companies. Except as indicated below, dividends and redemption proceeds also continue to be freely transferable to non-resident holders of such securities.

          The Financial Transfers Act, 1992 gives power to the Minister for Finance of Ireland to make provision for the restriction of financial transfers between Ireland and other countries and persons. Financial transfers are broadly defined, and include all transfers which would be movements of capital or payments within the meaning of the treaties governing the European Communities. The acquisition or disposal of ADSs or ADRs representing shares issued by an Irish incorporated company and associated payments may fall within this definition. In addition, dividends or payments on redemption or purchase of shares and payments on a liquidation of an Irish incorporated company would fall within this definition. At present, the Financial Transfers Act, 1992 prohibits financial transfers involving certain persons connected with the former regime in Iraq, certain persons indicted by the International Criminal Tribunal for the former Yugoslavia, Slobodan Milosevic and certain associated persons, Zimbabwe, the Islamic Republic of Iran, the Democratic People’s Republic of Korea, the Republic of Lebanon, the Taliban of Afghanistan, Osama bin Laden and Al-Qaeda, Liberia, Libya, Burma/Myanmar, Uzbekistan, Sudan, Somalia, Cote D’Ivoire, the Democratic Republic of Congo, President Lukashenko and certain other officials of Belarus, and countries that harbor certain terrorist groups, without the prior permission of the Central Bank of Ireland.

          Any transfer of, or payment in respect of an ADS involving the government of any country or any person which is currently the subject of United Nations sanctions, any person or body controlled by any of the foregoing, or by any person acting on behalf of the foregoing, may be subject to restrictions pursuant to such sanctions as implemented into Irish law. The following countries and persons are currently the subject of such sanctions: Somalia, Sudan, Cote D’Ivoire, Democratic Republic of Congo, Liberia, individuals designated by the international independent investigation Commission or the Government of Lebanon, Democratic Peoples Republic of Korea, the Islamic Republic of Iran, Iraq, the Taliban of Afghanistan, Osama bin Laden and Al-Qaeda. There are no restrictions under the Company’s Articles of Association, or under Irish Law, that limit the right of non-residents or foreign owners to hold or vote the Company’s ordinary shares or ADSs.

VALIDITY OF THE SECURITIES

          The validity of the securities offered by this prospectus will be passed upon by A&L Goodbody, solicitors, IFSC, Dublin 1, Ireland. Certain matters of U.S. and New York law with respect to the securities will be passed upon for us by Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York. Cahill Gordon & Reindel LLP may rely upon A&L Goodbody with respect to certain matters governed by Irish law.

EXPERTS

          The consolidated financial statements of ICON plc as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein in reliance upon the reports of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

          The audit report covering the December 31, 2008 consolidated financial statements refers to the adoption of the provisions of FASB Interpretation No. 48 Accounting for Uncertain Income Taxes, as of January 1, 2007, and the adoption, effective January 1, 2006, of Statement of Accounting Standard No. 123R Share Based Payments.

          A&L Goodbody have given and have not withdrawn their written consent to the references in this prospectus to their names in the form and context in which they appear.

ENFORCEABILITY OF CIVIL LIABILITIES PROVISIONS OF
FEDERAL SECURITIES LAWS AGAINST FOREIGN PERSONS;
SHAREHOLDER RIGHTS UNDER IRISH LAW

          Some of the directors and officers of ICON and some of the experts named in this prospectus, reside outside of the U.S. and all or a substantial portion of their assets and the assets of ICON are located outside of the U.S.. As a result, it may be difficult for investors to serve process in the U.S. upon such persons, other than ICON, or to enforce against them judgments of U.S. courts or to enforce in U.S. courts judgments obtained against such persons in courts in jurisdictions outside the U.S. in each case based upon civil liabilities under the U.S. federal securities laws. In addition, it may be difficult for investors to enforce in original actions brought in courts in jurisdictions outside the U.S., liabilities predicated upon the U.S. federal securities laws. A&L Goodbody Solicitors, ICON’s Irish counsel, advises that there may be an issue as to the enforceability against those persons in Ireland, whether in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the U.S. federal securities laws. To enforce a judgment in Ireland given by a U.S. court or State court in the State of New York or County of New York, it would be necessary to obtain an order of the Irish Court. Such order would be granted upon proper proof of such judgment and that such U.S. or State court had jurisdiction, and the merits of the case would not be considered unless it were contended that the judgment of the U.S. or State court had been obtained by fraud or was contrary to natural justice as understood in Irish law or was repugnant to public policy of Irish law.

          Directors may be held liable for breaches of their fiduciary duties to the Company, and may be required to account to the Company for benefits which they have received as a result of their positions as directors. Directors may also be liable to the Company for negligence. Officers may also be liable for breach of duty and negligence, and may be held liable to the Company under various provisions of Irish company law.

          ICON has appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its agent to receive service of process in actions against it arising out of the U.S. federal securities laws or out of violations of those laws in any federal or state court in New York, New York, relating to this offering.

Shareholder Rights Under Irish Law

          Under Irish law, shareholders are entitled to inspect the register of shareholders, registers relating to interests of directors and certain other registers relating to debentures granted by the Company. Shareholders are also entitled to receive a copy of the Company’s annual reports, and will be provided with the Company’s constitutional documents on request. Shareholders are entitled to attend, and review minutes of, shareholder meetings, but are not entitled to review board or other corporate minutes.

          Under Irish law and the Company’s by-laws, shareholders are permitted to approve corporate matters by written consent. As is normal for Irish public companies, the Company does not have such enabling provisions in its constitutional documents.

          Under Irish law, shareholders holding 10% or more of the Company’s issued and paid up voting shares may call a shareholder meeting.

          Irish law does not contain any absolute prohibitions on the issuance of preferred stock or the adoption of poison pill devices or other measures that could prevent or delay a takeover. However, the ability of Irish companies to take any such defensive measures are constrained by the fiduciary duty of directors to act in the best interests of the company and its shareholders. Further Irish law provisions prohibit a company from taking any frustrating action where an offer has been made for the shares of the company.

          In general, Irish law recognizes the Company as the proper plaintiff in cases involving the Company and precludes shareholders from instituting actions on behalf of the Company. In certain circumstances, Irish law permits shareholders to sue the Company where it is alleged that the affairs of the company are being conducted in a manner oppressive to its shareholders.

          All matters relating to the management and control of an Irish company are generally delegated to its board of directors under the Company’s constitutional documents, except for those actions which require a vote of the shareholders. ICON’s constitutional documents contain standard provisions delegating management and control to its board of directors. In certain situations, specific authority is delegated to officers, auditors and examiners.

ADDITIONAL INFORMATION

          We file annual and special reports and other information with the Securities and Exchange Commission, or the Commission. You may read and copy any of our reports, statements or other information at the Commission’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Commission filings are also available to the public from commercial document retrieval services and over the internet on the Commission’s website at http://www.sec.gov.

          In addition, we furnish to registered holders of ordinary shares and to The Bank of New York Mellon, as Depositary under our deposit agreement, for mailing to the record holders of ICON ADRs, all notices of stockholders’ meetings and other reports and communications we generally make available to stockholders. The Depositary arranges for the mailing of such notices, reports and communications to holders of record of ADSs. As a foreign private issuer, we are exempt from the rules under the Securities Exchange Act of 1934 requiring the furnishing and content of proxy statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

          We “incorporate by reference” information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. This information is an important part of this prospectus. Information that we file with the Commission in the future will automatically update and supersede information in this prospectus. Those future filings include annual reports on Form 20-F, reports on Form 6-K that we designate to be incorporated by reference into this prospectus and other reports we may file with the Commission.

          This prospectus incorporates by reference the following documents that we previously filed with the Commission:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2008 filed with the SEC on March 31, 2009;

●	our current report on Form 6-K filed with the SEC on May 19, 2009; and

●	the description of our Registration Rights Agreement, dated as of December 12, 1997, contained on Form 6-K, filed with the Commission on January 31, 2003.

          All annual reports that we file with the Commission pursuant to the Securities Exchange Act of 1934 on Form 20-F after the date of this prospectus and prior to all securities offered by this prospectus being sold shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the Commission by identifying in such form that it is being incorporated by reference into this prospectus.

          You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at this address: ICON plc, Attention: Ciaran Murray, Chief Financial Officer, South County Business Park, Leopardstown, Dublin 18, Ireland, (353) 1-291-2000.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Except as indicated below, there is no statute, charter provision, by-law, contract or arrangement under which any director or officer of ICON is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

Paragraph 139 of the Articles of Association of ICON provides as follows:

          Subject to the provisions of and so far as may be permitted by the Acts, every Director, Managing Director, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses, and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

          To the extent permitted by law, the Directors may arrange insurance cover at the cost of the Company in respect of any liability, loss or expenditure incurred by any Director or officer in relation to anything done or alleged to have been done or omitted to be done by him as Director or officer.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBITS

(a)	The following exhibits are filed herewith, or incorporated by reference herein:

Exhibit Number	Exhibit

4.1*	Deposit Agreement, dated as of May 20, 1998, between the Company, The Bank of New York and the holders from time to time of the Company’s ADRs.

4.2**	Form of Ordinary Share certificate.

4.3*	Form of ADR certificate (included in Exhibit 4.1).

4.4**	Registration Rights Agreement, dated as of December 12, 1997.

5.1	Opinion of A&L Goodbody Solicitors as to the validity of securities.

5.2	Opinion of Cahill Gordon & Reindel LLP as to validity of securities.

23.1	Consent of KPMG, Independent Registered Public Accounting Firm for the Company.

23.2	Consent of A&L Goodbody Solicitors (included in Exhibit 5.1).

23.3	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.2).

24.1	Power of Attorney (included on signature page hereto).

*	Incorporated by reference from exhibits to the Company’s Registration Statement on Form F-6 (File No. 333-13442) filed with the Commission on April 29, 1998.

**	Incorporated by reference from exhibits to the Company’s Registration Statement on Form F-1 (File No. 333-8672) filed with the Commission on April 23, 1998.

UNDERTAKINGS

A.	The undersigned registrant hereby undertakes:

	1.	To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

2.
That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

	3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial Statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (A)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

5.	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6.
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

7.
To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information; and

8.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of June, 2009.

ICON plc

By:	/s/ Ciaran Murray
Ciaran Murray
Chief Financial Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter Gray and Ciaran Murray, their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Capacity

/s/ Dr. John Climax	Chairman of the Board, Director
Dr. John Climax

/s/ Peter Gray	Chief Executive Officer, Director
Peter Gray

/s/ Ciaran Murray	Chief Financial Officer
Ciaran Murray	(Principal Financial and Accounting Officer)

/s/ Dr. Ronan Lambe	Director
Dr. Ronan Lambe

/s/ Thomas Lynch	Director
Thomas Lynch

/s/ Edward Roberts	Director
Edward Roberts

/s/ Dr. Bruce Given	Director
Dr. Bruce Given

/s/ Dermot Kelleher	Director
Prof. Dermot Kelleher

/s/ Dr. Anthony J. Murphy	Director
Dr. Anthony J. Murphy

/s/ Donald J. Puglisi	Authorized Representative in the U.S.
Donald J. Puglisi
Title: Managing Director
Puglisi & Associates

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1*	Deposit Agreement, dated as of May 20, 1998, between the Company, The Bank of New York and the holders from time to time of the Company’s ADRs.

4.2**	Form of Ordinary Share certificate.

4.3*	Form of ADR certificate.

4.4**	Registration Rights Agreement, dated as of December 12, 1997.

5.1	Opinion of A&L Goodbody Solicitors as to validity of securities.

5.2	Opinion of Cahill Gordon & Reindel LLP as to validity of securities.

23.1	Consent of KPMG, Independent Registered Public Accounting Firm for the Company.

23.2	Consent of A&L Goodbody Solicitors (included in Exhibit 5.1).

23.3	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.2).

24.1	Power of Attorney (included on signature page hereto).

*	Incorporated by reference from exhibits to the Company’s Registration Statement on Form F-6 (File No. 333-13442) filed with the Commission on April 29, 1998.

**	Incorporated by reference from exhibits to the Company’s Registration Statement on Form F-1 (File No. 333-8672) filed with the Commission on April 23, 1998.